UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Name of Registrant as Specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

EXPLANATORY NOTE

KBS Real Estate Investment Trust II, Inc. created a video to encourage stockholders to vote on the proposals outlined in the proxy materials. Included herein is a transcript of the video.

Transcript of Video Message by Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer and President of KBS Real Estate Investment Trust II, Inc.

Hi, I am Chuck Schreiber, CEO of KBS REITs and I would like to say thank you for being a stockholder.

We at KBS are committed to our stockholders and to the REIT’s performance. Our annual proxy campaign has begun, and you should have received proxy materials in the mail or via email. It is important that your voice be heard at the upcoming annual meeting.

Your vote is important regardless of how many shares you own. Voting is quick and easy either by mailing back your completed voting card or going to our online voting platform at proxyvote.com and entering the control number on your voting card.

As a stockholder, you have a voice in the future of the REIT. If you have any questions, you can reach our investor relations help line toll free at (866) 527-4264.

Thank you for your support.